UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 6, 2024

Cassava Sciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41905	91-1911336
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6801 N Capital of Texas Highway, Building 1; Suite 300
Austin, Texas 78731
(Address of principal executive offices, including zip code)

(512) 501-2444
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SAVA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note
This Amendment No. 1 to Current Report on Form 8-K (this “Amendment”) amends the Current Report on Form 8-K filed by Cassava Sciences, Inc. (“Cassava” or the “Company”) on September 9, 2024 (the “Original Form 8-K”), which disclosed, among other things, the appointment of Richard (Rick) Barry as the Company’s Chief Executive Officer (“CEO”), effective September 6, 2024 (the “Transition Date”). At the time of the filing of the Original Form 8-K, the Compensation Committee of the Company’s Board of Directors (the “Board”) had not yet determined the terms of Mr. Barry’s compensation in connection with his appointment as the Company’s CEO. The Company is filing this Amendment to disclose the terms of Mr. Barry’s compensation for his service as the Company’s CEO. No other changes have been made to the Original Form 8-K.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2024, the Board approved an executive employment agreement, dated as of and subsequently executed on October 1, 2024, between the Company and Mr. Barry (the “Employment Agreement”) that provides for, among other things, (i) an initial base salary to $675,000, retroactive to July 15, 2024, (ii) an annual bonus at target of 60% of base salary, prorated for partial years of service, (iii) the grant of a stock option award to purchase 600,000 shares of the Company’s common stock (the “Options”) and (iv) other customary covenants, terms and conditions during the Employment Agreement’s term.

The Options were issued with an exercise price of $27.42 per common share, which represents the closing price of the Company’s common stock on the date of grant of the Options, pursuant to the 2018 Omnibus Equity Incentive Plan with cliff vesting in four equal annual installments (25% each year) beginning on July 15, 2025 and 25% each full year thereafter, subject to Mr. Barry’s continued employment with the Company.

Pursuant to the Employment Agreement, if Mr. Barry is terminated without cause or resigns for good reason, he will be entitled to (i) continued payment of his base salary as then in effect through the effective date of his termination from employment, (ii) continued payment of his base salary as then in effect for a period of twelve (12) months following the date of termination and (iii) continued employment benefits through the Company’s medical plan, with premiums paid by the Company, until the earlier of twelve (12) months after termination or the time that he becomes covered under another employer-sponsored medical plan. In the event that Mr. Barry is terminated in connection with a “Change in Control” (as defined in the Employment Agreement), he will be entitled to benefits as if he had been terminated without cause under the Employment Agreement. The foregoing termination benefits are conditioned upon Mr. Barry signing and not revoking an employment separation and release agreement in a form acceptable to the Company.

The foregoing description of the Employment Agreement is only a summary and is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached as Exhibit 10.1 hereto and incorporated into this Item 5.02 by reference.

9.01: Financial Statements and Exhibits

Exhibit No.	Description

10.1	Executive Employment Agreement, dated October 1, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CASSAVA SCIENCES, INC.
a Delaware corporation

Date: October 1, 2024
	By:	/s/ ERIC J. SCHOEN
Eric J. Schoen
Chief Financial Officer